UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2009

Image Sensing Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-26056	41-1519168
(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104

(Address of Principal Executive Offices, Including Zip Code)

(651) 603-7700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

(a)    On December 29, 2009, Image Sensing Systems, Inc. (the “Company”) entered into a Modification Agreement (the “Modification Agreement”) with Associated Bank, National Association (“Associated Bank”), under which the Company and Associated Bank amended the Loan Agreement dated as of May 1, 2008 by and between the Company and Associated Bank (the “Original Loan Agreement”). Under the Original Loan Agreement, Associated Bank had agreed to provide to the Company a line of credit and a term loan, both of which the Company now has repaid.

    Under the Modification Agreement and a new Promissory Note (the “Promissory Note”), Associated Bank provided a new term loan (the “Term Loan”) to the Company in the original principal amount of $4,000,000.00, which was funded on December 30, 2009. The Term Loan bears interest at an annual rate equal to the greater of (a) 4.0% or (b) LIBOR plus 3.75%, as reset from time to time as provided in the Modification Agreement. The initial interest rate is expected to be approximately 4.0%.

    Principal and accrued interest on the Term Loan are due and payable in installments beginning on March 31, 2010 and continuing on the last day of each successive June, September, December and March. Each of such installments is to be equal to the sum of (a) all accrued and unpaid interest on the Term Loan as of the due date of payment; (b) on each of March 31, 2010 and June 30, 2010, a principal payment of $100,000.00; and (c) beginning with the installment due on September 30, 2010, and continuing for each installment thereafter, a principal payment of $380,000.00. The Term Note matures and becomes due and payable on December 31, 2012, subject to earlier repayment as set forth in the Modification Agreement. It may be prepaid, without premium or fee, in whole or in part at any time, with partial prepayments in the minimum amount of $10,000.00.

    The obligations evidenced by the Promissory Note are collateralized by a security interest in all of the Company’s goods, general intangibles, accounts, deposit accounts, investment property, letter of credit rights, letters of credit, chattel paper and instruments, and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, software used in, all returned or repossessed goods the sale of which gave rise to, and all proceeds and products of the foregoing under a Security Agreement by and between the Company and Associated Bank dated as of May 1, 2008 (the “Security Agreement”).

    The Original Loan Agreement, Modification Agreement, Promissory Note and Security Agreement contain financial and other covenants and other customary terms and conditions for indebtedness of this type. The maturity date may be accelerated upon the occurrence of various events of default set forth in the Original Loan Agreement, including breaches of the Original Loan Agreement and the Modification Agreement, certain cross-default situations, certain bankruptcy-related situations and other customary events of default for indebtedness of this type.

    A copy of the Modification Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)        As described in “Item 1.01 – Entry into a Material Definitive Agreement,” the Company entered into the Modification Agreement with Associated Bank and issued the Promissory Note to Associated Bank, and the information set forth therein is incorporated by reference into this Item 2.03(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE SENSING SYSTEMS, INC.

By:	/s/ Gregory R. L. Smith
Gregory R. L. Smith Chief Financial Officer (Principal Financial Officer)

Dated:  January 4, 2010